UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): March 10, 2011 (March 8, 2011)

Valeant Pharmaceuticals International, Inc.
(Exact name of registrant as specified in its charter)

Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7150 Mississauga Road
Mississauga, Ontario
Canada	L5N 8M5
(Address of principal executive offices)	(Zip Code)
(905) 286-3000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          6.500% Senior Notes due 2016 and 7.250% Senior Notes due 2022
          On March 8, 2011, Valeant Pharmaceuticals International (“Valeant”), a wholly-owned indirect subsidiary of Valeant Pharmaceuticals International, Inc. (the “Company”), completed its previously announced offering (the “Senior Notes Offering”) of $950 million aggregate principal amount of 6.500% Senior Notes due 2016 (the “2016 Notes”) and $550 million aggregate principal amount of 7.250% Senior Notes due 2022 (the “2022 Notes” and, together with the 2016 Notes, the “Senior Notes”) to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-United States persons pursuant to Regulation S under the Securities Act. The Senior Notes have not been and will not be registered under the Securities Act or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The Senior Notes are the senior unsecured obligations of Valeant and are jointly and severally guaranteed on a senior unsecured basis by the Company and each of the Company’s subsidiaries (other than Valeant) that is a guarantor under its other senior notes. Certain of the future subsidiaries of Valeant and the Company may be required to guarantee the Senior Notes.
          A portion of the net proceeds of the Senior Notes Offering were used to prepay the amounts outstanding under Valeant’s term loan A facility (and cancel the undrawn senior secured revolving credit facility). The balance of the net proceeds of the Senior Notes Offering are expected to be used to fund the $275 million repurchase of shares of the Company’s common shares from ValueAct Capital Master Fund, L.P. pursuant to the terms of a recently announced privately negotiated purchase and sale agreement; to finance the redemption of Valeant’s 4.0% convertible subordinated notes due 2013, which the Company anticipates commencing during the second quarter of 2011; and for general corporate purposes.
     Indenture
     The Senior Notes were issued pursuant to the Indenture, dated as of March 8, 2011, among Valeant, the Company, The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and the guarantors named therein (the “Senior Notes Indenture”).
     Pursuant to the Senior Notes Indenture, the 2016 Notes will mature on July 15, 2016, and the 2022 Notes will mature on July 15, 2022. The 2016 Notes will accrue interest at the rate of 6.500% per year, and the 2022 Notes will accrue interest at the rate of 7.250% per year. Interest on the Senior Notes will be payable semi-annually in arrears on each January 15 and July 15, commencing on July 15, 2011.
     Valeant may redeem all or a portion of the 2016 Notes at any time prior to July 15, 2013, and the 2022 Notes at any time prior to July 15, 2016, in each case, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, plus a “make-whole” premium. On or after July 15, 2013, Valeant may redeem all or a portion of the 2016 Notes, and on or after July 15, 2016, Valeant may redeem all or a portion of the 2022 Notes, in each case at the redemption prices applicable to the 2016 Notes or the 2022 Notes, as applicable, as set forth in the Senior Notes Indenture, plus accrued and unpaid interest to the date of redemption of the 2016 Notes or the 2022 Notes, as applicable. In addition, prior to July 15, 2013 for the 2016 Notes and July 15, 2014 for the 2022 Notes, Valeant may redeem up to 35% of the aggregate principal amount of either the 2016 Notes or the 2022 Notes, in each case with the net proceeds of certain equity offerings.
     In the event of a Change of Control (as defined in the Senior Notes Indenture), unless Valeant has exercised its right to redeem all of the 2016 Notes or the 2022 Notes, as applicable, each holder of the 2016 Notes or the 2022 Notes, as applicable, may require Valeant to repurchase such holder’s 2016 Notes or 2022 Notes, as applicable, in whole or in part, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the purchase date of the 2016 Notes or the 2022 Notes, as applicable.
     The Senior Notes Indenture contains covenants that limit the ability of the Company and any of its restricted subsidiaries (as such term is defined in the Senior Notes Indenture) to, among other things:
•	incur or guarantee additional debt;

•	make certain investments and other restricted payments;

•	create liens;

•	enter into transactions with affiliates;

•	engage in mergers, consolidations or amalgamations;

•	repurchase capital stock, repurchase subordinated debt and make certain investments; and

•	transfer and sell assets.
     The Senior Notes Indenture also provides for customary events of default.
     The foregoing summary of the Senior Notes Indenture is not complete and is qualified in its entirety by reference to the full and complete text of the Senior Notes Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
     Effective March 8, 2011, Valeant terminated is Credit Agreement (the “Existing Credit Agreement”), dated as of September 27, 2010, among Valeant, certain subsidiaries of Valeant, as Guarantors, the Lenders party thereto, Goldman Sachs Lending Partners LLC (“GSLP”), Morgan Stanley Senior Funding, Inc. and Jefferies & Company, LLC, as Joint Lead Arrangers, Joint Bookrunners and Syndication Agents, GSLP, as Administrative Agent and Collateral Agent, and each of Bank of America, N.A., DnB NOR Bank ASA, SunTrust Bank and The Bank of NovaScotia, as Documentation Agent.
     In connection with Valeant’s termination of the Existing Credit Agreement, Valeant completed its Senior Notes Offering described under Item 1.01 above, which description is herein incorporated by reference. Affiliates of certain lenders under the Existing Credit Agreement acted as the initial purchasers in the Senior Notes Offering and, as such, received certain fees payable by the Company in connection with the Senior Notes Offering.
     A description of the material terms of the Existing Credit Agreement was included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2010. Such description is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description

4.1	Indenture, dated as of March 8, 2011, by and among Valeant Pharmaceuticals International, Valeant Pharmaceuticals International, Inc., other guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, governing the Senior Notes.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.
By:	/s/ Philip W. Loberg
Name:	Philip W. Loberg
Title:	Executive Vice President, Interim Chief Financial Officer

Date: March 10, 2011

EXHIBIT INDEX

Exhibit
No.	Description

4.1	Indenture, dated as of March 8, 2011, by and among Valeant Pharmaceuticals International, Valeant Pharmaceuticals International, Inc., other guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, governing the Senior Notes.